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                            SALE & PURCHASE AGREEMENT


THIS AGREEMENT is made the          day of October, 2004

BETWEEN:

(1) TRIMEDIA FILM GROUP INC whose address is at 101 Charles Drive, Bryn Mawr PA 19010 USA (the 'Owner') and

(2) THE KEYDATA MEDIA & MARKETING 1 LLP whose registered office is at 4 Bedford Row, London WC1R 4DF (the 'Partnership')

RECITALS
(A) The Owner is or will be the owner of the original master negative and all rights therein of the Films (as defined below).
(B) The Owner wishes to sell and the Partnership wishes to acquire the Rights (as defined below) in the Films on and subject to the terms and conditions set out in this Agreement.

DEFINITIONS AND INTERPRETATION
In this Agreement the following words and expressions shall have the following meanings:

'Agreement'                                this Agreement and any and all
                                           Schedules annexures and exhibits
                                           attached to it or incorporated in it
                                           by reference

'Airline Rights'                           the right to show or play the Films
                                           by any manner or means or make
                                           available Videograms to passengers on
                                           aircraft registered in any country in
                                           the Territory

'Basic Cable'                              a group of Cable Television Channels
                                           selected by or supplied to any Cable
                                           Television Subscriber with or without
                                           Interactive Services in consideration
                                           for a single aggregate subscription
                                           or other periodic or other fee
                                           charged by the Cable Operator which
                                           is not allocated or apportioned to
                                           any channel

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'Basic Satellite'                          a group of Satellite Television
                                           Channels selected by or supplied to
                                           any Satellite Television Subscriber
                                           in consideration for a single
                                           aggregate subscription or other
                                           periodic or other fee charged by the
                                           Satellite Operator which is not
                                           allocated or apportioned to any
                                           channel

'Broadcast'                                any transmission by Wireless
                                           Telegraphy which is transmitted for
                                           presentation to and capable of lawful
                                           reception by members of the public
                                           and which originates from any
                                           terrestrial station in the Territory
                                           which shall include Secondary
                                           Transmission by Wireless Telegraphy
                                           or from a satellite of any signals
                                           transmitted to such satellite from
                                           the Territory and shall include
                                           Secondary Transmission by means of
                                           MVDS and by means of cable or
                                           satellite pursuant to the provisions
                                           of the Broadcasting Act 1990 and any
                                           amending or replacing or analogous
                                           legislation but shall exclude
                                           Secondary Transmission whether by
                                           Cable Television Satellite Television
                                           MVDS Wireless Telegraphy or any other
                                           means of any transmission originating
                                           directly or indirectly outside the
                                           Territory

'Cable Operator'                           any person firm or partnership
                                           licensed by the Department of Trade
                                           and Industry and/or the Independent
                                           Television Commission and/or their
                                           successor bodies or equivalent bodies
                                           pursuant to the laws of any country
                                           to provide Cable Programme Services

'Cable Programme Service'                  has the meaning ascribed to it in
                                           the Copyright, Designs and Patents
                                           Act 1988

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'Cable Television'                         Basic Cable and/or Pay Cable

'Cable Television Channel'                 any Cable Programme Service provided
                                           by a Cable Operator

'Cable Television Rights'                  the right to authorise the
                                           exploitation of the Films by Cable
                                           Television or Pay Cable

'Cable Television Subscriber'              any Subscriber to a Cable Television
                                           Channel

'Channel'                                  any Cable Television Channel or
                                           Satellite Television Channel

'Copyright Work'                           has the meaning given to it by the
                                           Copyright, Designs and Patents Act
                                           1988, section 1

'Delivery'                                 physical delivery of the Delivery
                                           Material for the Films acceptable to
                                           the Partnership on the Delivery Date
                                           at the cost of the Owner to the
                                           Laboratory or as the Partnership may
                                           in writing otherwise direct and
                                           delivery by the Owner to the address
                                           of the Partnership on the Delivery
                                           Date of the Laboratory Access Letter
                                           if the Partnership is to create at
                                           its own expense any film material as
                                           the Partnership may require

'Delivery Date'                            the number of days after completion
                                           of each Film as agreed between the
                                           parties

'Delivery Material'                        all material other than the publicity
                                           material relating to the Films short
                                           particulars of which are set out at
                                           Schedule 2

'Errors and Omissions Insurance'           that policy taken out by the Owner
                                           pursuant to clause 2.15 covering the
                                           risks normally associated with such
                                           type of policy including without
                                           limitation claims arising as a result
                                           of the exhibition of the Films,
                                           infringement of copyright, defamation
                                           or invasion of privacy

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'Films'                                    the monochrome or colour cinema or
                                           television films short particulars of
                                           which are contained in Schedule 1 (to
                                           the extent accepted by the
                                           Partnership in accordance with clause
                                           1) and such other films as we
                                           accepted by the Partnership in
                                           accordance with clause 1

'Free Television'                          any Broadcast capable of reception
                                           without the use of any decoding
                                           decrypting or similar device by means
                                           of a standard television set aerial
                                           or roof top aerial and/or any
                                           Broadcast provided by Secondary
                                           Transmission by a Cable Operator
                                           pursuant to the Broadcasting Act 1990
                                           or any amending replacing or
                                           analogous legislation for which in
                                           either case no fee is paid by the
                                           viewer other than statutory licence
                                           fees government taxes or levies
                                           relating to the reception of
                                           Broadcasts

'Free Television Rights'                   the right to exploit and/or authorise
                                           the exploitation of the Films by Free
                                           Television

'Interactive Service'                      any service provided by a Cable
                                           Operator by means of which a
                                           Subscriber is capable of conveying to
                                           the Cable Operator any images sounds
                                           data or information other than
                                           signals sent for the control of the
                                           service

'Laboratory'                               such laboratory local to London as
                                           may be approved by the Partnership in
                                           writing

'Laboratory Access Letter'                 a completed laboratory access letter
                                           in respect of a Film in the form set
                                           out in Schedule 3 which has been
                                           executed by the Laboratory

'Licence Fee'                              the sum set out at paragraph 1 of
                                           Schedule 1

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'MVDS'                                     multipoint microwave video
                                           distribution systems operating at
                                           frequencies between 2 Mhz and 25 Mhz

'Non-Theatrical Rights'                    the right to show or play the Films
                                           and/or authorise others to do so for
                                           screening before an audience by
                                           institutions or organisations not
                                           primarily engaged in the business of
                                           exhibiting motion pictures to the
                                           public including without limitation
                                           educational social and religious
                                           institutions churches businesses
                                           industrial and civic organisations
                                           hospitals libraries prisons convents
                                           [and] orphanages [and marine and
                                           military installations] [but
                                           excluding hotels motels and similar
                                           establishments]

'Pay Cable'                                any Cable Television Channel other
                                           than Basic Cable receivable by any
                                           Cable Television Subscriber for which
                                           a premium in excess of
                                           (pound)[......] per channel per month
                                           is payable whether on a
                                           'pay-per-view' 'pay-per-channel'
                                           'pay' subscription or other periodic
                                           or other fee basis

'Pay Satellite'                            any Satellite Television Channel
                                           other than Basic Satellite receivable
                                           by any Satellite Television
                                           Subscriber for which a premium in
                                           excess of (pound)[......] per channel
                                           per month is payable whether on a
                                           'pay-per-view' 'pay-per-channel'
                                           'pay' subscription or other periodic
                                           or other fee basis

'Performers' Property Rights'              in relation to any and all
                                           performances contained in the Films
                                           and/or the Delivery Material those
                                           rights specified in the Copyright,
                                           Designs and Patents Act 1988, section
                                           191A(1)

'Publicity Material'                       the publicity material relating to
                                           the Films short particulars of which
                                           are set out at Schedule 2

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'Rental Right'                             the entire rental and lending right
                                           within the meaning of the Copyright,
                                           Designs and Patents Act 1988, section
                                           18A(2) to (6) and 182C(2) to (7) in
                                           relation to all copyright works and
                                           performances included and/or
                                           contained in the Delivery Material
                                           and/or the Films

'Rights'                                   the rights in the Films as set out in
                                           Schedule 1 including all Performers'
                                           Property Rights and Rental Rights

'Screenplays'                              any of the screenplays for the Films

'Satellite Operator'                       any person firm or partnership
                                           licensed by the Department of Trade
                                           and Industry and/or the Independent
                                           Television Commission and/or their
                                           successor bodies or equivalent bodies
                                           pursuant to the laws of any country
                                           to provide programme services by
                                           means of satellite

'Satellite Television'                     Basic Satellite and/or Pay Satellite

'Satellite Television Channel'             any television programme service
                                           provided by a Satellite Operator

'Satellite Television Rights'              the right to authorise exploitation
                                           of the Films by means of Satellite
                                           Television or Pay Satellite including
                                           without limitation by means of
                                           so-called 'direct broadcast
                                           satellite' 'direct to home' and
                                           'satellite master antenna television'

'Satellite Television Subscriber'          any Subscriber to a Satellite
                                           Television Channel

'Secondary Transmission'                   the reception and immediate
                                           retransmission in the Territory of
                                           any transmission by Wireless
                                           Telegraphy excluding any Broadcast
                                           originating outside the Territory

'Ship Rights'                              the right to show or play the Films
                                           by any manner or means or make
                                           available Videograms to passengers on
                                           ships registered in any country in
                                           the Territory

"Submission Period"                        the period commencing on the date of
                                           this Agreement and continuing for a
                                           period of eight years thereafter

'Subscription Television'                  any Broadcast for which a premium is
                                           payable whether on a 'pay-per-view'
                                           'pay-per-channel' 'pay' subscription
                                           or other fee basis

'Subscription Television Rights'           the right to authorise the
                                           exploitation of the Films by means of
                                           Subscription Television

'Television Rights'                        the Cable Television Rights the Free
                                           Television Rights the Satellite
                                           Television Rights the Subscription
                                           Television Rights

"Term"                                     in respect of each Film the period
                                           set out in Schedule 1

'Territory'                                the territory set out in Schedule 1

'Theatrical Release'                       the exploitation of the Theatrical
                                           Rights

'Theatrical Rights'                        the right to perform show or play the
                                           Films in public by any manner or
                                           means in any medium to any audience
                                           which has paid or is deemed pursuant
                                           to any statutory provision now
                                           existing or in the future enacted to
                                           have paid for admission to the place
                                           where the Film is to be seen or heard

'Third Party Liabilities'                  all sums paid or payable in respect
                                           of the exploitation of the Rights
                                           (excluding only any sums payable to
                                           the Performing Right Society Limited
                                           in respect of the public performance
                                           or broadcasting of the music and
                                           lyrics contained in a Film) including
                                           expressly synchronisation and
                                           mechanical fees and payments (if any)
                                           and re-use fees and residuals (if
                                           any) and percentages of profits or
                                           payments of any other nature
                                           whatsoever arising under any
                                           agreement between the Owner and any
                                           parties who render services supply
                                           goods or make available finance in
                                           connection with the original
                                           production and delivery of the Film
                                           or under any union and/or guild
                                           collective bargaining agreement

'United Kingdom'                           the United Kingdom of Great Britain
                                           and Northern Ireland Eire Channel
                                           Islands Isle of Man Malta Gibraltar
                                           all territorial waters of the
                                           foregoing including expressly but
                                           without limitation the United Kingdom
                                           sector of the continental shelf as
                                           designated by the Continental Shelf
                                           Act 1964, section 1(7), and all ships
                                           and aircraft registered in or flying
                                           the flag of any of the foregoing and
                                           all oil marine and military vessels
                                           and installations situate in any of
                                           the foregoing

'Videogram'                                any video cassette or video disc tape
                                           compact disc or any electronic
                                           magnetic or other device whatever
                                           existing now or developed in the
                                           future which may be derived in whole
                                           or in part from the Delivery Material
                                           alone or in conjunction with other
                                           audio-visual material by which visual
                                           images with or without sounds derived
                                           from a Film can be perceived
                                           reproduced or otherwise communicated
                                           directly or with the aid of any
                                           machine or device

'Videogram Rights'                         the right at the sole cost and
                                           expense of the Partnership to
                                           manufacture sell distribute and make
                                           available for rental Videograms for
                                           the purpose of private viewing in the
                                           home by means of playback through a
                                           domestic television receiver with
                                           suitable ancillary equipment

'Wireless Telegraphy'                      the sending of electro-magnetic
                                           energy over paths not provided by a
                                           material substance constructed or
                                           arranged for that purpose

'Works' any literary work or novel upon which any of the Screenplays or Films is based

Any reference in this Agreement to any statute or statutory provision order or regulation shall be construed as including a reference to that statute or statutory provision order or regulation as from time to time amended modified extended or re-enacted whether before or after the date of this Agreement and to all statutory instruments orders regulations and directives modifying or extending the same.

Unless the context otherwise requires words denoting the singular shall include the plural and vice versa and words denoting any one gender shall include all genders and words denoting persons shall include bodies corporate unincorporated associations and partnerships.

The word 'copyright' means the entire copyright including rental and lending right database right and design right subsisting under the laws of the United Kingdom and all analogous rights subsisting under the laws of each and every jurisdiction throughout the world.

The term 'equitable remuneration' shall have the meaning ascribed to it in Council Directive (EEC) 92/100.

Unless otherwise stated time shall be of the essence for the purpose of the performance of the Owner's obligations under this Agreement.

Unless otherwise stated references to clauses sub-clauses sub-paragraphs schedules annexures and exhibits relate to this Agreement.

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IT IS AGREED as follows:-

1.       SUBMISSION AND LICENCE

1.1 The Owner shall submit to the Partnership for its consideration each film produced (or which is in the process of production) or acquired by the Owner during the Submission Period

1.2 The Partnership shall have a period of four weeks within which it may at its entire discretion reject or accept such film

1.3 In the event that the Partnership accepts a film then such film shall constitute a Film

1.4      The Owner:-
(a) irrevocably grants to the Partnership on a sole and exclusive basis the Rights throughout the Territory during the Term together with the non-exclusive right to distribute exhibit and exploit the Publicity Material throughout the Territory during the Term; and
(b)      undertakes to effect Delivery on the Delivery Date.

1.5 The rights granted to the Partnership shall include but not be limited to the sole exclusive and irrevocable right (except in the case only of the Publicity Material where the rights granted pursuant to this Agreement shall be non-exclusive) to exploit the Rights and the right to sell make produce lease license hire market publicise distribute and reproduce mechanically graphically and electronically by any manner and means (whether now known or devised in future) in any form the whole or part of the Delivery Material and the Publicity Material and to combine the same with any other material (including without limitation all trade marks and logos) together with the sole exclusive and irrevocable right to authorise or license any third party to exercise such rights or any of them in its sole discretion.

1.6 The Owner confirms and agrees that the Partnership shall have the right to use the name trade name trade mark biography and likeness of the Owner and all persons connected with the Films the Delivery Material and/or the Publicity Material in connection with the Rights granted pursuant to this Agreement but not for the purposes of merchandising products independently of the Films.

1.7 The Partnership may cut or alter the Films for the purposes of censorship and time segmentation or to meet the requirements of the Broadcasting Standards Commission the British Broadcasting Corporation the Independent Television Commission and any of their successor bodies or equivalent bodies in territories outside the United Kingdom and may dub and/or sub-title the Film and may with the consent of the Owner (which shall not be unreasonably withheld and be deemed irrevocably to have been given 7 days after written request from the Partnership unless within such time withheld for good and valid reason) cut alter and adapt the Films.

1.8 The Partnership shall have the right to use excerpts from the Delivery Material in all media and to make prints of scenes from the Films for printed advertising and publicity material and for use on packaging and the like and to authorise others to do any of the foregoing.

1.9 The Owner as a material inducement to the Partnership entering into this Agreement warrants and undertakes that:
(a) all authors of Copyright Works included in each Film or on or from which such the Film is directly or indirectly based or derived have assigned all Rental Rights to the Owner, its successors, assignees and licensees and have irrevocably and unconditionally waived all rights which they may now have or to which they may in future be entitled pursuant to the provisions of the Copyright, Designs and Patents Act 1988, sections 77 and 80, and any other legislation which may in future be enacted in any part of the world which might in any way inhibit restrict or impair the exploitation by the Partnership its successors assigns licensees and sub-licensees of the Rights granted in respect of the Film in this Agreement;

  (b) all performers whose performances are included in any audio or audio-visual material in each Film have assigned all Performers' Property Rights to the Owner, its successors, assignees and licensees and have irrevocably and unconditionally given all consents required pursuant to the Copyright, Designs and Patents Act 1988 and any other legislation which may in future be enacted in any part of the world which may be required or necessary or advisable to authorise the exploitation by the Partnership and its successors assigns licensees and sub-licensees of the rights granted in respect of the Films to the Partnership in this Agreement;

  (c) the Partnership as against the Owner and all copyright owners (if any) of any other copyright material included in the Films shall have the sole and exclusive right to recover and receive any and all sums payable by way of damages or otherwise in respect of any infringement of copyright in the Films in the Territory during the Term to the extent such infringement involves the media in which the Partnership has been granted rights in this Agreement;

 (d) the Owner shall prepay all equitable remuneration now or in future payable in respect of Performers' Property Rights and/or Rental Rights in relation to the rental or lending of the Films or the Delivery Material in the Territory out of the sums payable to the Owner under this Agreement or the Owner's other resources.

2.       OWNER'S WARRANTIES

The Owner as a material inducement to the Partnership entering into and performing this Agreement irrevocably warrants agrees and undertakes with the Partnership that:

2.1 the Owner has the right to enter into and perform this Agreement and grant to the Partnership all of the rights and licences granted in this Agreement and the Owner has not entered into and shall not enter into any arrangement or do any act or thing which would cut down inhibit restrict or impair the free and unrestricted exercise by the Partnership of its rights pursuant to this Agreement;

2.2 the Owner controls and throughout the period of this Agreement shall control on a sole exclusive absolute unencumbered basis as the legal and beneficial owner all rights necessary to grant to the Partnership the Rights granted in this Agreement;

2.3 nothing contained in the Films (including without limitation their working titles and final titles) the Delivery Material or the Publicity Material shall be obscene libellous blasphemous or defamatory and the exercise by the Partnership of the rights granted shall not infringe any rights of copyright moral rights performers' rights performers' property rights right of privacy right of publicity or other right whatever of any third party;

2.4 the Films have not been exploited by any means [of television] in the Territory prior to the date of this Agreement [and as a fundamental condition the Owner warrants undertakes and agrees it shall not license authorise permit or otherwise authorise or cause the Films to be exploited in the Territory nor shall the Films be exploited whether by the Owner or any third party [by any means [of television] exhibition now or subsequently known including but not limited to Cable Television Free Television Satellite Television Subscription Television MVDS or any combination of any of the foregoing, whether or not encrypted] during the Owner's Holdback in any or all of the countries of the Territory];

2.5 the Owner has no actual or constructive notice of any defect in the Rights granted to the Partnership in this Agreement;

2.6 the Owner shall deliver the Delivery Material to the Partnership free and clear of all recording synchronisation mechanical dubbing redubbing subtitling and/or distribution royalties and Third Party Liabilities and any other payments whatever which may be required to be met in whole or in part or with respect to the Delivery Material for each and every part of the Territory throughout the Term all of which shall be solely for the account of the Owner;

2.7 the Delivery Material and the Publicity Material comply with all screen and advertising credit obligations to third parties connected with the Films and/or the Delivery Material and/or the Publicity Material;

2.8 the Delivery Material is or shall on Delivery be in first class condition and of suitable technical quality to enable without further process or expenditure the exploitation of the Rights granted to the Partnership in this Agreement;

2.9 the Partnership shall not incur any liability whatever in connection with the exploitation by the Partnership of the Rights granted to the Partnership pursuant to this Agreement except as expressly provided by this Agreement;

2.10 all material created by the Partnership under this Agreement shall at all times be and remain the sole and absolute property of the Partnership;

2.11 the Partnership shall have the right to take all necessary steps (including registration of copyright where the Partnership shall deem necessary) to have the copyright in the Films and the Delivery Material and the Rights granted to the Partnership under this Agreement protected throughout the Territory during the Term and the Owner will at the request of the Partnership execute any documents and do any acts at any locations as may reasonably be required by the Partnership to give effect to the foregoing;

2.12     the particulars of the Films set forth in this Agreement are correct;

2.13 following the expiry or other determination of the Term the Partnership shall have the right for a further 6 full calendar months to sell off Videograms previously manufactured by the Partnership during the Term;

2.14 each Film has been passed by those censors who have granted the certificates particulars of which are set out in Schedule 1 and where the Films have not yet been presented it shall achieve a certificate other than 'R' from principal censors in the Territory to enable it to be exploited.

2.15 the Owner has effected the Errors and Omissions Insurance on which the interest of the Partnership is noted as additional insured and loss payee and the Owner shall maintain such insurance throughout the Term.

3.       INDEMNITY

The Owner undertakes to indemnify the Partnership and keep the Partnership at all times fully indemnified from and against all actions proceedings claims demands costs (including without prejudice to the generality of this provision the legal costs of the Partnership on a solicitor and own client basis) awards and damages however arising directly or indirectly as a result of any breach or non-performance by the Owner of any of the Owner's undertakings warranties or obligations under this Agreement.

4.       PARTNERSHIP'S UNDERTAKINGS

The Partnership shall in its sole discretion use all reasonable efforts:
4.1      to exploit the Rights throughout the Territory; and

4.2 to secure as effective a Theatrical Release for the Films in the Territory as the Partnership considers practicable.

5.       REMUNERATION

As full and final consideration for the rights granted by the Owner to the Partnership and subject to the complete compliance by the Owner with the provisions of this Agreement the Partnership undertakes to pay to the Owner upon the signature hereof the Licence Fee which shall (if and to the extent already paid) be returnable immediately and in full if the Owner shall fail to effect Delivery in accordance with this Agreement.

6.       RESERVATION

The Owner and the Partnership acknowledge and agree that all rights not granted are expressly reserved by the Owner.

7.       ASSIGNMENT

The Partnership shall have the right to assign charge licence or sub-licence the whole or any part of its rights under this Agreement provided it shall not be relieved of its obligations to the Owner.

8.       NOTICES

8.1 Any notice or other document required to be given under this Agreement or any communication between the parties with respect to any of the provisions of this Agreement shall be in writing in English and be deemed duly given if signed by or on behalf of a duly authorised officer of the party giving the notice and if left at or sent by pre-paid registered or recorded delivery post or by telex telegram cable facsimile transmission or other means of telecommunication in permanent written form to the address of the party receiving such notice as set out at the head of the Agreement or as notified between the parties for the purpose of this clause.

8.2 Any such notice or other communication shall be deemed to be given to and received by the addressee:

(a) at the time the same is left at the address of or handed to a representative of the party to be served;

(b) by post on the day not being a Sunday or public holiday two days following the date of posting;

(c) in the case of a telex telegram cable facsimile transmission or other means of telecommunication on the next following day.

8.3 In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing the notice was properly addressed and posted or that the applicable means of telecommunication was addressed and despatched and despatch of the transmission was confirmed and/or acknowledged as the case may be.

8.4 Communications addressed to the Partnership shall be marked for the attention of Stewart Ford with a copy to Collyer-Bristow Solicitors, 4 Bedford Row, London WC1R 4DF

9.       MISCELLANEOUS

9.1 If any provision of this Agreement shall be prohibited by or adjudged by a court to be unlawful void or unenforceable such provision shall to the extent required be severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provisions of this Agreement and shall not in any way affect any other circumstances or the validity or enforcement of this Agreement.

(a) This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject-matter of this Agreement and may not be varied except by an instrument in writing signed by all of the parties to this Agreement. The Owner acknowledges that no representations or promises not expressly contained in this Agreement have been made by the Partnership or any of its officers servants agents employees members or representatives.

(b) No failure or delay on the part of any of the parties to this Agreement relating to the exercise of any right power privilege or remedy provided under this Agreement shall operate as a waiver of such right power privilege or remedy or as a waiver of any preceding or succeeding breach by the other party to this Agreement nor shall any single or partial exercise of any right power privilege or remedy preclude any other or further exercise of such or any other right power privilege or remedy provided in this Agreement all of which are several and cumulative and are not exclusive of each other or of any other rights or remedies otherwise available to a party at law or in equity.

(c) This Agreement shall not be deemed to constitute a partnership or joint venture or contract of employment between the parties.

(d) This Agreement shall be governed by and construed in accordance with the law of England and Wales the courts of which shall be courts of competent jurisdiction.

                                   SCHEDULE 1

1.       LICENCE FEE:
         One Thousand Pounds ((pound)1,000) on signature

2.       DELIVERY DATE: [             ]

3.       DELIVERY MATERIAL AND PUBLICITY MATERIAL
         The materials specified in Schedule 2 together with a completed and executed Laboratory Access Letter in the form specified in Schedule 3

4.       FILMS:
         [                                  ]

5.       OWNER'S HOLDBACK
         The period commencing on the date of this Agreement and ending [     ]

6.       RIGHTS
         [Airline Rights] [Cable Television Rights] [Free Television Rights] [Non-Theatrical Rights] [Remake Rights] [Satellite Television Rights] [Sequel Rights] [Ship Rights] [Subscription Television Rights] [Television Rights] [Theatrical Rights] [Videogram Rights]

7.       TERRITORY:
         the World

8.       TERM
         50 years

9.       CENSORSHIP
         British Board of Film Classification: [          ] Motion Picture
         Association of America: [            ]

11.      SPECIAL STIPULATIONS:

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                                   SCHEDULE 2

DELIVERY & PUBLICITY MATERIALS

1. When requested in writing original or certified copies of all documents relating to the title of the Owner in the Film which delivery requirement shall be deemed not to have been fulfilled unless the Owner shall have executed all such further documents of whatever nature as may be required by the Partnership in its sole discretion with all third parties in order to establish secure and perfect to the satisfaction of the Partnership the right and title of the Owner to authorise and enable the unrestricted and unimpaired exercise by the Partnership of the Rights granted in this Agreement in respect of the Film.

2. A list of all contractual screen and advertising credit obligations in respect of the Film.

3. Two copies of the cue sheet of music recorded and included in the Film (by sequence titles or by titles of compositions if titled) and including timing on each piece of music and full details of composers lyricists arrangers publishers and other copyright holders and synchronisation licences authorising the exploitation in the Territory during the Term of the Rights.

4. All publicity material of whatever description including without limitation still photographs trailers and biographical material in the possession of the Owner or from time to time during the Term created by the Owner or its licensees ("Publicity Material").

5. A copy of a certificate of Errors and Omissions Insurance in respect of the Film naming the Partnership as an additional named assured and loss payee in an amount of not less than US$ 1 million in respect of any one claim and an amount not less than US$ 3 million in the aggregate for a minimum period expiring 2 years from the delivery of the Film.

6. The acceptance by the Partnership of less than all of the foregoing items in respect of the Film shall in no event be construed as a waiver of the Owner's obligation to deliver all of the above items. No waiver of delivery of any such item shall be binding unless in writing and signed by the Partnership.

All the above items shall be delivered to the Partnership at such place or places as the Partnership may direct.

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                                   SCHEDULE 3

LABORATORY ACCESS LETTER

To:               [name of Partnership] of [address]
From:             [name of laboratory] of [address]
Dated:            [date]

Dear Sirs

[name of film] (the 'Film')

At the request of [name of owner] (the 'Owner') in consideration of the payment of (pound)1 (the receipt of which we acknowledge) we agree as follows:

1. We confirm that we hold in our possession at our laboratory the following materials (the 'Materials') in respect of the Film:
    1.1 one complete 35mm colour reversal internegative of the Film as finally cut, edited, assembled, main and end titled, together with original optical English language soundtrack including music effects and dialogue contained in the edited final form of the Film in perfect synchronisation and without scratches or injury and in all respects ready to serve in the manufacture of release prints of first class commercial quality;
     1.2 one 35mm magnetic 3-track of the Film and the trailer of the Film containing separate music effects and dialogue tracks;

     1.3 one 35mm English version colour feature print of the Film and the trailer of the Film; and

     1.4 one one-inch PAL C format master tape of the Film.

2. We confirm that the Film in our possession is not less than 90 minutes of length, is in colour and is stated on the credits to be directed by [name of director], produced by [name of producer] and starring [name/s of star artist/s].

3. This letter constitutes an irrevocable authority to us from the Owner to hold the Materials specified in paragraphs 1.1 to 1.4 and any further material deposited with us by the Owner in relation to the Film to your order upon the terms of this Agreement.

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4.       We confirm that we have examined the Materials and that they are of technically satisfactory quality to enable you to exploit the Film by theatrical exhibition, television broadcast and/or the manufacture of videograms without further process or expenditure.

5. We undertake and confirm to you that we shall honour and carry out at your expense (or the expense of your nominee) all orders placed with us by you (or by your nominee) for release prints and duplicating material with respect to the Film in accordance with our standard agreed terms of business, and none of the Materials shall be removed from our possession without your prior written consent and your rights shall not be altered, diminished, abrogated, adversely or otherwise affected by reason of any lien, claim, charge or other right in our favour arising out of, or resulting from, the furnishing or performance of any prints, materials or services of any kind for parties other than yourself.

6. We undertake to deliver or make available to you for collection immediately upon demand the items listed in paragraphs 1.3 and 1.4.

The instructions and undertaking given in this letter are authorised and approved by the Owner who confirms by way of counter-execution of this letter that such instructions and undertaking shall not be capable of variation or release by the Owner without your consent in writing.

Yours faithfully
 [signature on behalf of laboratory]

We confirm and agree the above and agree to be bound by it.
[signature on behalf of Owner]

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AS WITNESS the hands of the authorised representatives of the parties the day month and year first above written:

SIGNED by (name)                           )
for and on behalf of                       )
TRIMEDIA FILM GROUP INC                    )          /s/ Christopher Schwartz
                                                      ------------------------






SIGNED by (name)                           )
for and on behalf of                       )
KEYDATA MEDIA & MARKETING 1 LLP            )          /s/ G. R. Bretten
                                                      -----------------